Exhibit 1

Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

ATG CAPITAL OPPORTUNITIES FUND LP

Purchase of Common Stock	8,549	4.6850	01/08/2026
Purchase of Common Stock	2,800	4.6850	01/08/2026
Purchase of Common Stock	2,441	4.7422	01/12/2026
Purchase of Common Stock	5,000	4.7500	01/12/2026
Purchase of Common Stock	3,916	4.7396	01/12/2026
Purchase of Common Stock	10,000	4.7700	01/13/2026
Purchase of Common Stock	6,950	4.7700	01/13/2026
Purchase of Common Stock	4,000	4.6600	01/13/2026
Purchase of Common Stock	903	4.6800	01/13/2026
Purchase of Common Stock	5,000	4.6656	01/13/2026
Purchase of Common Stock	6,000	4.6300	01/13/2026
Purchase of Common Stock	2,000	4.6700	01/13/2026
Purchase of Common Stock	10,000	4.7400	01/13/2026
Sale of February 2026 Call Option ($5.00 Strike Price)	(300)	0.1900	01/13/2026
Purchase of Common Stock	4,000	4.8500	01/14/2026
Purchase of Common Stock	75	4.8400	01/14/2026
Purchase of Common Stock	8,384	4.9196	01/14/2026
Purchase of Common Stock	8,000	4.800	01/14/2026
Purchase of Common Stock	4,000	4.8435	01/14/2026
Purchase of Common Stock	4,000	4.8594	01/14/2026
Purchase of Common Stock	3,405	4.8299	01/14/2026
Purchase of Common Stock	332	4.9300	01/14/2026
Purchase of Common Stock	4,000	4.8400	01/14/2026
Purchase of Common Stock	30,000	4.9500	01/14/2026
Purchase of Common Stock	2,006	4.7788	01/15/2026
Purchase of Common Stock	37,596	4.8199	01/15/2026
Purchase of Common Stock	2,101	4.7200	01/15/2026
Purchase of Common Stock	135,000	4.7950	01/15/2026
Purchase of Common Stock	135,000	4.7350	01/15/2026
Purchase of Common Stock	35,000	4.7500	01/15/2026
Purchase of Common Stock	35,000	4.7699	01/15/2026
Purchase of Common Stock	866	4.7700	01/15/2026
Purchase of Common Stock	35,000	4.7950	01/15/2026
Purchase of Common Stock	102,214	4.7900	01/15/2026
Purchase of Common Stock	100,000	4.8599	01/15/2026
Purchase of Common Stock	35,000	4.7850	01/15/2026
Purchase of Common Stock	35,000	4.7850	01/15/2026
Purchase of Common Stock	135,000	4.8019	01/15/2026
Purchase of Common Stock	100,000	4.8584	01/15/2026
Purchase of Common Stock	200,000	4.8556	01/15/2026
Purchase of Common Stock	135,000	4.7700	01/15/2026
Purchase of Common Stock	200,000	4.8900	01/15/2026
Purchase of Common Stock	169	4.8600	01/15/2026
Purchase of Common Stock	35,200	4.7400	01/15/2026
Purchase of Common Stock	100,000	4.8469	01/15/2026
Purchase of Common Stock	12,689	4.9096	01/15/2026
Purchase of Common Stock	35,000	4.7597	01/15/2026
Purchase of Common Stock	35,000	4.7898	01/15/2026
Purchase of Common Stock	8,404	4.8435	01/15/2026
Purchase of February 2026 Call Option ($5.00 Strike Price)	300	0.1300	01/22/2026
Purchase of Common Stock	54,497	4.4945	01/23/2026
Purchase of Common Stock	2,005	4.499	01/23/2026
Purchase of Common Stock	8,400	4.5300	01/23/2026
Purchase of Common Stock	7,551	4.5300	01/23/2026